UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2006
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Subsidiaries of The Lubrizol Corporation (“Lubrizol”) signed a definitive sale agreement on March 16, 2006 for the sale of the food ingredients and industrial specialties businesses, which includes a small piece of the performance coatings product line, and another agreement on March 31, 2006 for the active pharmaceutical ingredient and intermediate compounds business. As of March 31, 2006, these businesses were classified as held for sale pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and will be included in discontinued operations.
The following unaudited pro forma consolidated statements of income give effect to the disposition of the food ingredients and industrial specialties businesses and the active pharmaceutical ingredient and intermediate compounds business to be accounted for as discontinued operations in accordance with SFAS No 144. The unaudited pro forma consolidated statement of income gives effect to the classification of these businesses as discontinued operations for the year ended December 31, 2005 as if the dispositions occurred on January 1, 2005. We have also included unaudited quarterly pro forma consolidated statement of income information as of March 31, June 30, September 30 and December 31 for 2005. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Lubrizol.
The dispositions of the Lubrizol Performance Systems business and the Engine Control Systems business occurred during 2005 and, therefore, the historical results of Lubrizol already include these businesses as discontinued operations. The Telene® resins business was a held-for-sale entity in 2005 and therefore the historical results of Lubrizol already include the Telene resins business as a discontinued operation.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2005

99.2	Unaudited Pro Forma Consolidated Statement of Income for the quarters ended March 31, June 30, September 30 and December 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date April 26, 2006
	By:	/s/ Leslie M. Reynolds

Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

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